Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 6, 2017 relating to the balance sheet of GenVec, Inc. as of December 31, 2016 and the related statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Dixon Hughes Goodman LLP

Baltimore, Maryland

March 17, 2017